FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 18, 2006

GLOBETEL COMMUNICATIONS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23532	88-029216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9050 Pines Blvd., Suite 110, Pembroke Pines, FL	33024
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 954-241-0590

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting

On August 18, 2006 the Company received notice from the Amex Staff updating and supplementing its letter dated July 17, 2006 concerning its allegations that the Company no longer complies with Exchange's continued listing standards. In addition to the alleged violations set forth in its July 18, 2006 letter the Staff alleges violations of the following sections of the Amex Company Guide: 120 (Review of Related Party Transactions), 127 (Discretionary Authority of the Amex), 134 (Filing Requirements with a reference to Section 1101), 402 (Explanation of Exchange Disclosure Policies), 403 (Content and Preparation of Public Announcements), 404 (Exchange Surveillance Procedures), 921 (Notification of the Exchange Upon Change in Officers and Directors), 1002(d) and (e) (Failure to Comply with Listing Agreement, Any Other Event That Would Warrant Delisting [referencing Sec 127 listed above]), 1003(d) (Failure to Comply with Listing Agreement and/or SEC Requirements) and 1101 (General Filing Requirements).

The Company has appealed this determination and requested a hearing before a committee of the Exchange. The Company was notified by letter dated August 18, 2006 that its appeal will be heard by the Listing Qualifications Panel on September 28, 2006.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated August 23, 2006

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GlobeTel Communications Corp.

Dated: August 23, 2006	By:	/s/ Timothy M. Huff
Timothy M. Huff Chief Executive Officer